Exhibit 24
POWER OF ATTORNEY
The PNC Financial Services Group, Inc.
Shelf Registration on Form S-3
     Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Richard J. Johnson, Randall C. King and George P. Long, III, or any of them, each acting alone, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with the Registration Statement (“Registration Statement”) on Form S-3 (or other appropriate form) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to Rule 415 thereunder of: (i) guarantees by the Corporation (“Guarantees”) of PNC Funding Corp’s unsecured debt securities (“Debt Securities”), which Registration Statement shall also relate to such Debt Securities; (ii) shares of the Corporation’s common stock, par value $5 per share (including the associated preferred share purchase rights that are not exercisable or evidenced separately from the common stock prior to the occurrence of certain events) (“Common Stock”); (iii) shares of the Corporation’s preferred stock, par value $1 per share (“Preferred Stock”); (iv) depositary shares representing Preferred Stock (“Depositary Shares”), to be evidenced by depositary receipts to be issued pursuant to a deposit agreement in the event the Corporation elects to offer fractional interests in shares of Preferred Stock; (v) warrants of PNC Funding Corp for the purchase of Debt Securities, and warrants of the Corporation to purchase Common Stock, Depositary Shares or Preferred Stock (“Warrants”); (vi) purchase contracts for the purchase or sale of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or securities of a third party (“Purchase Contracts”); and (vii) units composed of a combination of any other securities registered under the Registration Statement (“Units”); with an unspecified proposed maximum aggregate offering price for such Debt Securities, Common Stock, Preferred Stock and Warrants (as permitted under the Securities Act) for issuance of up to a proposed maximum aggregate offering price of $3,000,000,000, plus (a) an indeterminate number of shares of Common Stock, Preferred Stock, Depositary Shares and an indeterminate principal amount of Debt Securities, in each case issuable upon conversion, exchange or exercise of the Preferred Stock, Debt Securities or Warrants registered thereunder, and (b) an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares as applicable, issuable upon the settlement of the Purchase Contracts registered thereunder; and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of Corporation and in the name and on behalf of such officer or director of the Corporation; to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, any state securities commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;
     And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

     IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 16th day of November, 2006.

Name/Signature	Capacity

/s/ James E. Rohr	Chairman, President, Chief Executive Officer
James E. Rohr	and Director (Principal Executive Officer)

/s/ Richard J. Johnson	Senior Vice President and Chief Financial
Richard J. Johnson	Officer (Principal Financial Officer)

/s/ Samuel R. Patterson	Controller
Samuel R. Patterson	(Principal Financial Officer)

/s/ Paul W. Chellgren	Director

Paul W. Chellgren

/s/ Robert N. Clay	Director

Robert N. Clay

/s/ J. Gary Cooper	Director

J. Gary Cooper

/s/ George A. Davidson, Jr.	Director

George A. Davidson, Jr.

/s/ Kay Coles James	Director

Kay Coles James

/s/ Richard B. Kelson	Director

Richard B. Kelson

/s/ Bruce C. Lindsay	Director

Bruce C. Lindsay

Director

Anthony A. Massaro

/s/ Jane G. Pepper	Director

Jane G. Pepper

/s/ Lorene K. Steffes	Director

Lorene K. Steffes

/s/ Dennis F. Strigl	Director

Dennis F. Strigl

/s/ Stephen G. Thieke	Director

Stephen G. Thieke

/s/ Thomas J. Usher	Director

Thomas J. Usher

/s/ George H. Walls, Jr.	Director

George H. Walls, Jr.

/s/ Helge H. Wehmeier	Director

Helge H. Wehmeier